CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Pre-Effective Amendment No. 8 to Form SB-2 of our report dated May 17, 2000, on our examination of the financial statements of Commercial Concepts, Inc. for the year ended February 29, 2000.


/s/ Fitzgerald Sanders, LLC


Salt Lake City, Utah
May 10, 2001